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                                                                    EXHIBIT 10.3

                             AMENDMENT NUMBER ONE
                             --------------------

             TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT
             -----------------------------------------------------

          THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this "Amendment") dated as of August 11, 1999, is entered into between SYSTEM SOFTWARE ASSOCIATES, INC., a Delaware corporation ("Issuer"), and H&Q SSA INVESTORS, L.P. ("Investor"), in light of the following

                                   RECITALS
                                   --------

          A. Issuer and Investor are parties to that certain Amended and Restated Securities Purchase Agreement, dated as of September 8, 1997 (as amended from time to time, the "SPA").

          B. Issuer has requested that Investor amend the SPA to, among other things, permit Issuer to enter into a revolving and term loan credit facility in an amount equal to $41,000,000, all as set forth in this Amendment.

          C. Investor is willing to amend the SPA under the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions. Capitalized terms not otherwise defined herein shall have
          -----------
the meaning ascribed thereto in the SPA.

     2.   Amendments to the SPA. Upon the effectiveness of this Amendment, the
          ---------------------
parties agree to amend the SPA as follows:

          (a) The following defined terms hereby are added to Section 1.1 in the proper alphanumerical order:

               "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to the Company arising out of the sale or lease of goods or software or the rendition of services by the Company, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "EBITDA" means, with respect to any fiscal period, the Company's consolidated earnings (excluding extraordinary gains) before all interest expense, taxes, and depreciation and amortization expense for such period, determined in accordance with GAAP; provided, however, for purposes of determining compliance

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     with Section 7.4.1, for the fiscal quarter ending October 31, 1999, EBITDA shall not include any charges resulting from any conversion option granted in the Credit Agreement.

          "Foothill Credit Agreement" means that certain Loan and Security Agreement, dated on or about the date hereof, among the Company, certain subsidiaries of the Company, the financial institutions identified therein as "Lenders," and Foothill Capital Corporation, as agent for the Lenders.

          "Recurring Service and Maintenance Revenues" means, with respect to any period, the total revenues of the Company, determined on a consolidated basis, for such period that are derived from services and on-going support as reflected in the Company's financial statements in accordance with historical practices.

          "Redemption Price" shall mean the Company Redemption Price or the Holder Redemption Price, as the context requires.

         (b) The following defined terms contained in Section 1.1 of the SPA hereby are amended and restated in its entirety as follows:

          "Credit Agreement" means one or more agreements for one or more credit facilities to be entered into by the Company in an aggregate amount not in excess of $45,000,000 (including any refinancings, refundings, renewals, or extensions of such facilities); the Foothill Credit Agreement shall be deemed a Credit Agreement for purposes of this Agreement.

          "Senior Credit Documents" means, collectively, the Credit Agreement and the related security agreements, guarantees, pledge agreements, notes and the other documents executed in connection therewith, as they may be modified or amended from time to time.

          (c) Section 7.1 of the SPA hereby is amended and restated in its entirety to read as follows:

               7.1  Payment of Dividends. Subject to Section 10A hereof, and
                    --------------------
     subject to the restrictions in the Credit Agreement, the Company will duly and punctually pay the dividends and redemption amount, if any, on the Preferred Stock in accordance with the terms thereof and of this Agreement, in each case when due under the terms of this Agreement and the other Preferred Stock Documents.

          (d) The last sentence of Section 7.3.4 of the SPA hereby is amended and restated in its entirety to read as follows:

          "Without the prior written consent of the Required Preferred Holders, no material Contractual Obligation, excluding the Senior Credit Documents, but including the Public Securities, shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the rights of the Preferred Holders under

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     the Preferred Stock Documents, as holders of securities that are junior in right of payment to the Public Securities."

          (e) Section 7.4.1 of the SPA hereby is amended and restated in its entirety to read as follows:

             7.4.1.  EBITDA.  The Company shall maintain EBITDA for each of the
                     ------
     following periods of not less than the amount shown below for the period corresponding thereto:



             -----------------------------------
               Quarterly Period       EBITDA
             -----------------------------------
               fiscal quarter       $ 3,150,000
               ended 10/31/1999
             -----------------------------------
               fiscal quarter       $ 8,280,000
               ended 1/31/2000
             -----------------------------------
               fiscal quarter       $ 8,280,000
               ended 4/30/2000
             -----------------------------------
               fiscal quarter       $ 8,280,000
               ended 7/31/2000
             -----------------------------------
               fiscal quarter       $ 8,280,000
               ended 10/31/2000
             -----------------------------------
               fiscal quarter       $10,350,000
               ended 1/31/2001
               and each fiscal
               quarter thereafter
             -----------------------------------

          (f) Section 7.4.2 of the SPA hereby is amended and restated in its entirety to read as follows:

                7.4.2 Minimum Revenues. The Company shall maintain minimum Recurring Service and Maintenance Revenues for each fiscal quarter ending on or after October 31, 1999 of not less than $40,500,000.

          (g) Section 7.5.1 of the SPA hereby is amended and restated in its entirety to read as follows:

              7.5.1 Indebtedness in respect of (i) the Series A Preferred, (ii) the Public Securities, and (iii) the Credit Agreement.

          (h) Section 7.5.8 of the SPA hereby is amended and restated in its entirety to read as follows:

              7.5.8 To the extent permitted by Section 7.7.6, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount
                         --------  -------
     of Indebtedness permitted by this Section 7.5.8 shall not exceed $5,300,000 outstanding at any time;

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          (i)    Section 7.6 of the SPA hereby is amended and restated in its entirety to read as follows:

            7.6  Guarantees; Letters of Credit. Except as provided for under the
                 -----------------------------
     Senior Credit Documents, neither the Company nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed to do so).

          (j) Section 7.7 of the SPA hereby is amended and restated in its entirety to read as follows:

            7.7 Liens. Except as provided for under the Senior Credit Documents,
                -----
     neither the Company nor any of its Subsidiaries shall create, incur, or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

          (k) Section 7.8.2 of the SPA hereby is amended and restated in its entirety to read as follows:

          7.8.2 Investments of the Company in Wholly Owned Subsidiaries; provided, however, that (i) no such Investment shall involve the transfer
     --------  -------
     by the Company of any material assets other than cash or Common Stock, and
     (ii) Investments by the Company in those Wholly Owned Subsidiaries organized or incorporated outside the United States (excluding those Wholly Owned Subsidiaries organized or incorporated in the United Kingdom or Canada) made pursuant to this Section 7.8.2 shall not exceed $1,100,000 per month.

          (l) Section 7.8.6 of the SPA hereby is amended and restated in its entirety to read as follows:

          7.8.6 [Intentionally Omitted]

          (m) The SPA hereby is amended to add a new Section 7.8.7 to the SPA in the proper alphanumerical order:

          7.8.7 Investments permitted under the Senior Credit Documents.

          (n) Clause (b) of Section 7.10.1 of the SPA hereby is amended and restated in its entirety to read as follows:

            (b) tangible assets in the ordinary course of the Company's business;

          (o) Section 7.11 of the SPA hereby is amended and restated in its entirety to read as follows:

          7.11  Voluntary Prepayments of Other Indebtedness.  Neither the
                -------------------------------------------
     Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on

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     any Indebtedness (other than as permitted or required pursuant to the
     Senior Credit Documents and the Public Securities) or make any voluntary redemptions or repurchases of Indebtedness (other than pursuant to the Senior Credit Documents and the Public Securities).

          (p) Section 9.4 of the SPA hereby is amended by deleting the parenthetical in the first clause of the first sentence "(other than that contained in Section 7.19)".

          (q) The SPA hereby is amended to add a new Section 9A in the proper alphanumerical order:

               9A     REMEDIES.

               9A.1. Upon the occurrence and during the continuation of an Event of Default, and at all times subject to Section 10A, the Purchaser may, at its option, either exercise (i) its rights pursuant to Section 4A of the Certificate of Designations, or (ii) any right, power, or remedy permitted by law or in equity. No remedy conferred in this Agreement upon Purchaser or any other holder of any Preferred Stock is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          (r) Section 10A.2 of the SPA hereby is amended and restated in its entirety to read as follows:

               10A.2. During the period referred to in Section 10A.8, the Company shall not make or agree to make, and the Purchaser, and any successor holder of the Preferred Stock, will not, demand, sue for, take, or retain, any direct or indirect payment (in cash, property, securities, by set-off or otherwise) on account of any indebtedness, liabilities, and other obligations of the Company to the Purchaser in respect of or arising under this Agreement or the Preferred Stock; provided, however, that the
                                                  --------  -------
     Company may pay and the Purchaser may demand, sue for, take and retain any payments of dividends and the Redemption Price, including, without limitation, under the terms and conditions of the Preferred Stock made or due prior to the date on which the Purchaser shall have received written notice (by registered mail, overnight courier or confirmed facsimile) of any Subordination Event (as hereinafter defined). Nothing in this Article 10A shall be deemed to prevent the accrual of dividends on outstanding shares of Preferred Stock, contemplated by the provisions of this Agreement or the Certificate of Designations. Nothing in this Article 10A shall be deemed to prevent the Purchaser from demanding or suing for any payments on account of the Preferred Stock after the earlier of (i) the date on which the Senior Indebtedness has been paid in full in cash or (ii) either (y) in the case of a Payment Default (as hereinafter defined), the date on which the payment blockage under clause (i) below is terminated, or (z) in the case of a Non-Payment Default (as hereinafter defined), the date on which the payment blockage under clause (ii) below is terminated.

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          The preceding paragraph notwithstanding, (i) upon the occurrence and during the continuation of an event of default resulting from a payment default under the Credit Agreement (a "Payment Default"), and until either
     (y) such event of default is cured or waived or (z) all Obligations (as such term is defined in the Credit Agreement) have been paid in full in cash and the Credit Agreement has been irrevocably terminated, the Company shall not make, and Purchaser, and any successor holder of the Preferred Stock, shall not accept or receive any payments or distributions by or on behalf of the Company, directly or indirectly, of assets of the Company of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of the Preferred Stock, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange, or in any other manner for or on account any indebtedness, liabilities, and other obligations of the Company to the Purchaser in respect of or arising under this Agreement or the Preferred Stock,

          (ii) upon the occurrence and during the continuation of an event of default under the Credit Agreement other than a payment default described in the immediately preceding clause (i) (a "Non-Payment Default"), and until the earliest of (x) the date such event of default is cured or waived, (y) the date all Obligations (as such term is defined in the Credit Agreement) have been paid in full in cash and the Credit Agreement irrevocably terminated, or (z) the date that is 270 days after the date on which Purchaser received notice of such event of default, the Company shall not make, and Purchaser, and any successor holder of Preferred Stock, shall not accept or receive any payments or distributions by or on behalf of the Company on account of the Preferred Stock, and

          (iii) if at the time of receipt by the Purchaser of any payment on account of the Preferred Stock (w) any Senior Indebtedness incurred in respect of the Credit Agreement shall have reached final maturity (whether by acceleration or otherwise), (x) the holders of such Senior Indebtedness shall have previously commenced proceedings to enforce payment of such Senior Indebtedness, (y) such proceedings shall be continuing and (z) prior to the Purchaser's receipt of such payment, the holders of such Senior Indebtedness shall have notified the Purchaser of the commencement of such proceedings, then no such payment shall be made on account of the Preferred Stock until the Senior Indebtedness described in clause (w) is paid in full in cash. In the event that any payment or distribution is received by the Purchaser despite the application of clauses (i), (ii), and (iii) of this
     Section 10A.2, it shall pay over to the applicable holder of the Senior Indebtedness an amount equal to the lesser of (A) the outstanding amount of such Senior Indebtedness and (B) the amount of such payment.

          (s) Section 10A.3 of the SPA hereby is amended and restated in its entirety to read as follows:

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          10A.3.  In the event of the occurrence of an event of default under any agreement that includes the Company's obligation to pay Senior Indebtedness of the Company, the failure to repay any Senior Indebtedness upon the final maturity thereof, the failure to pay any Senior Indebtedness incurred in respect of the Credit Agreement on the stated due date thereof including upon the final maturity thereof (whether by its terms, by prepayment, by acceleration or by mutual agreement), or otherwise upon any payment or distribution, whether of cash, securities, or other property, to creditors of the Company in a total or partial liquidation, reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshaling of assets, or similar proceeding relating to the Company or its property (in each case the existence of such an event being referred to herein as a "Subordination Event"), then except as set forth in the proviso set forth in the first sentence of Section 10A.2, all Senior Indebtedness (including any interest thereon accruing after the occurrence of any such event irrespective of whether or not allowed as a claim) shall first be paid in full in cash before any payment or distribution, whether in cash, securities or other property, shall be made to the Purchaser on account of the Preferred Stock. Any payment or distribution, whether in cash, securities, or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Preferred Stock shall be paid or delivered directly to the holder of the Senior Indebtedness until all Senior Indebtedness (including any interest thereon accruing after the occurrence of any such event) shall have been paid in full.

          (t) Section 10A.4 of the SPA hereby is amended and restated in its entirety to read as follows:

          10A.4. Upon the occurrence and during the continuation of an Event of Default other than any of the Events of Default specified in Section 9.6 or 9.7, the Purchaser will not declare any redemption on the Preferred Stock until the earliest of (x) the final maturity of any Senior Indebtedness,
     (y) the acceleration of the maturity of any Senior Indebtedness or (z) either (A) 180 days after the occurrence of an Event of Default (other than an Event of Default under Section 9.4) shall have occurred and provided that the representative of the Senior Indebtedness has received notice of such Event of Default, or (B) 270 days after an Event of Default under
     Section 9.4 or Section 9.2 shall have occurred and provided that the representative of the Senior Indebtedness has received notice of such Event of Default; provided, however, that in all cases in which more than one Event of Default is outstanding at one time, the applicable period for purposes of this clause (z) shall be the shortest period possible. The foregoing sentence notwithstanding, upon the occurrence and during the continuation of an event of default resulting from a Payment Default under the Credit Agreement and until either (A) such event of default is cured or waived or (B) all Obligations (as such term is defined in the Credit Agreement) have been paid in full in cash and the Credit Agreement has been irrevocably terminated, the Purchaser will not declare any redemption on the Preferred Stock.

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          (u)  Section 10A.8 of the SPA hereby is amended and restated in its entirety to read as follows:

          10A.8. As long as any Senior Indebtedness is outstanding, the Purchaser shall not commence, or join with any creditor other than the holder of Senior Indebtedness in commencing, any proceeding referred to in
     Section 10A.2 (which shall be deemed to include an involuntary bankruptcy proceeding against the Company) until the date on which the Senior Indebtedness has been paid in full in cash.

          (v) Section 10A.10 of the SPA hereby is amended and restated in its entirety to read as follows:

          10A.10.  [Intentionally Omitted]

     3.  Representations and Warranties. The Company hereby represents and
         ------------------------------
warrants to Investor that (a) the execution, delivery, and performance of this Amendment is within the Company's corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the SPA, constitute the Company's legal, valid, and binding obligation, enforceable against the Company in accordance with its terms, (c) this Amendment has been duly executed and delivered by the Company.

     4.  Choice of Law.  The validity of this Amendment, its construction,
         -------------
interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of Delaware.

     5.  Counterparts; Telefacsimile Execution. This Amendment may be executed
         -------------------------------------
in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     6.  Effect on SPA.  The SPA, as amended hereby, shall be and remain in full
         -------------
force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Investor under the SPA, as in effect prior to the date hereof.

     7.  Miscellaneous.
         -------------

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          (a)  Upon and after the effectiveness of this Amendment, each reference in the SPA to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the SPA shall mean and be a reference to the SPA as modified and amended hereby.

          (b) The SPA is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Company to Investor.

                 [Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.



                              SYSTEM SOFTWARE ASSOCIATES, INC.,



                              By /s/ Joseph J. Skadra
                                 ---------------------------

                              Name: Joseph J. Skadra
                                   --------------------------

                              Title: Vice President, Finance and Controller
                                     --------------------------------------



                              H&Q SSA INVESTORS, L.P.,



                              By /s/ Douglas P. Smith
                                 ---------------------------

                              Name: /s/ Douglas P. Smith
                                   -------------------------

                              Title: MANAGING DIRECTOR
                                    ------------------------

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